EX-10.1


FOURTH AMENDMENT TO SUBLEASE


THIS FOURTH AMENDMENT TO SUBLEASE ("Fourth Amendment") is made as of August 15, 2006 by and between Sorrento Montana, L.P., a California Limited Partnership ("Landlord") and Integra LifeSciences Corporation, a Delaware Corporation ("Tenant"), with reference to the following facts and circumstances:

     I. Landlord and Camino NeuroCare, Inc. entered into a Sublease dated July 1, 2001 for approximately 16,205 square feet of premises commonly known as Suites #706 through #714 and Suite #716, 5965 Pacific Center Boulevard, San Diego, California 92121 ("Premises").

     II. Landlord and Integra NeuroSciences CA Corporation ("Integra CA") subsequently modified and amended the Sublease through First Amendment to Sublease dated July 1, 2003, which in part extended the term of the Sublease two additional years through June 30, 2005 and granted Tenant one Option to Renew the Sublease for an additional two-year term through June 30, 2007.

     III. Landlord and Integra CA again modified and amended the Sublease through Second Amendment to Sublease dated June 1, 2004, which in part added the approximately 1,180 square foot Suite #717 to Tenant's Sublease effective June 1,2004.

     IV. Landlord and Tenant further amended the Sublease through Third Amendment to Sublease dated June 15, 2004, which (a) exercised Tenant's Option To Renew the Sublease two additional years through June 30, 2007, (b) granted Tenant one additional Option To Renew the Sublease two Additional years through June 30, 2009, and (c) Granted Tenant a one-time Right of First Refusal to add Suites #701, #702 through #705 and #715 to Tenant's Sublease at such time as they become available.

Landlord and Tenant desire to further modify, amend and supplement the Sublease through this Fourth Amendment as follows:

               a. Paragraph 1.4 ("PREMISES") is hereby amended to add the approximately 4,956 square foot Suites #702 through #705 to Tenant's Premises effective August 15, 2006. The approximately 781 square foot Suite #701 and the approximately 1,027 square foot Suite #715, both of which are currently occupied, will be added to Tenant's Premises the first day of the month following the vacating of the respective spaces by their present occupants, which it is anticipated will occur on or about October 1, 2006. Suites #701, #702 through #705 and #715 will be added to Tenant's Premises in an "as is" condition.

               b. Tenant hereby exercises the Option to Renew granted in Third Amendment to Sublease, and Paragraph 1.5 ("SUBLEASE TERM") is therefore and hereby amended to extend the term of the Sublease an additional twenty-four months through June 30, 2009. Tenant's Beginning Base Rent for the Option term commencing July 1, 2007 shall be one hundred four percent (104%) of the Base Rent payable by Tenant for the month of June 2007.

               c. Paragraph 1.9.1 ("BASE RENT") is hereby amended to provide for payment of Base Rent by Tenant of Twenty-Four Thousand Five Hundred Fifteen and 17/100 Dollars ($24,515.17) per month effective August 1, 2006 with the addition of the approximately 4,956 square foot Suites #702 through #705. Tenants monthly Base Rent shall be further increased by (a) Nine Hundred Thirty-Seven and 20/100 Dollars ($937.20) with the addition of the approximately 781 square foot Suite #701 and (b) One Thousand Two Hundred

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                    Thirty-Two and 40/100 Dollars ($1,232.40) with the addition of the approximately 1,023 square foot Suite #715.

               d. Paragraph 14.0 ("OPTION TO RENEW") is hereby amended to provide Tenant with an Option to Renew ("Option") this Sublease for one additional two-year term commencing July 1, 2009 and continuing for twenty-four consecutive months. Provided Tenant is not in default of this Sublease or Tenant's July 1, 2001 Sublease of 5955 Pacific Center Boulevard as subsequently amended, Tenant shall exercise the Option by notifying Landlord in writing on or before December 31, 2008 of Tenant's intention to renew. Tenant's Beginning Base Rent for the option term shall be the then-prevailing market rate for comparable space in the Sorrento Mesa and Sorrento Valley areas of San Diego.


     Except as specifically provided in this Fourth Amendment, all of the terms, conditions and definitions set forth in the Sublease shall remain unchanged and in full force and effect. In the event of any conflict between this Fourth Amendment and the Sublease, the terms of this Fourth Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment To Sublease effective the day and year first written above:

LANDLORD:                                             TENANT:

SORRENTO MONTANA, L.P.,                       INTEGRA LIFESCIENCES
                                              CORPORATION,
a California Limited Partnership              a Delaware Corporation
By: Sorrento Commercial Properties, Inc.,
a California Corporation doing business as    By: Donald Nociolo
Sorrento Management Company                      -------------------------------
                                              Title: Senior VP Operations
                                                    ------------------------

                                              Date:  8/9/06
                                                     ------
   By:   /s/ Roger W. Hillbrook
       ---------------------------
   Roger W. Hillbrook
   Vice President/Corporate Broker

Date:   8/11/06
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